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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We herby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated Febuary 23, 2001, except Note 18, as to which the date is March 15, 2001, relating to the financial statements of Z-Tel Technologies, Inc., which appears in Z-Tel Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



PricewaterhouseCoopers LLP

Tampa, Florida
December 3, 2001